UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2026

MYOMO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38109	47-0944526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Blue Sky Dr. Suite 101
Burlington, Massachusetts		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 996-9058

,

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MYO	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2026, upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Myomo, Inc. (the "Company"), the Board appointed William J. Febbo to join the Board, effective on April 14, 2026. Mr. Febbo will serve as a Class II director until his term expires at the 2028 annual meeting of shareholders, at which time he will stand for election by the Company’s shareholders. Mr Febbo has not been appointed to serve on any committees of the Board.

Mr. Febbo, 57, currently serves as Chief Executive Officer and Director of Performance Health Systems, a privately-held company that utilizes health and wellness equipment to improve mobility for people at home, businesses, and clinics, which he joined in February 2026. Previously, he served as Chief Executive Officer of OptimizeRx Corporation (NASDAQ: OPRX) from 2015 to 2024. Mr. Febbo has also co-founded and led companies focused on the capital markets, including Merriman Holdings, Inc., and Digital Capital Network. Mr. Febbo holds a BA in International Studies and Spanish from Dickinson College. He is an MIT-affiliated faculty member and mentor in the linQ program, which supports biomedical innovation addressing major health and medical challenges. He also serves as a Mentor for the X & Y Class at Harvard Business School.

In connection with his appointment to the Board, Mr. Febbo was granted 45,000 restricted stock units ("RSUs"), which will vest in their entirety on the first anniversary of the effective date of his appointment to the Board. As a non-employee director, Mr. Febbo will also receive an annual cash retainer of $60,000. In addition, Mr. Febbo will be entitled to receive $85,000 annually, paid in the form of RSUs, which vest over four quarters .Mr. Febbo is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Febbo and any other persons pursuant to which he was selected as a director. In addition, Mr. Febbo has entered into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

Item 7.01 Regulation FD Disclosure.

On April 16, 2026, the Company issued a press release announcing the appointment of Mr. Febbo. A copy of the Company’s press release relating to this announcement is attached as Exhibit 99.1 to this current report on Form 8-K (the “Report”).

The information contained in Item 7.01 of this Report and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Myomo, Inc. on April 16, 2026. furnished herewith.
104	The cover page from the Company’s Form 8-K dated April 16, 2026, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myomo, Inc.

Date:	April 16, 2026	By:	/s/ David A. Henry
David A. Henry Chief Financial Officer